UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2010

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On May 17, 2010, Ecosphere Technologies, Inc. (the “Company”) filed its Form 10-Q with the Securities and Exchange Commission reporting its first quarter results for the quarter ended March 31, 2010 (the “First Quarter”).  During the First Quarter, the Company’s stock price increased from $0.47 per share at December 31, 2009 to $1.50 per share at March 31, 2010 resulting in other expense of $21,044,851. After filing its first quarter results in 2009, the Company filed a Form 8-K which highlighted the fluctuations in net income (loss) which could occur relating to the accounting for convertible debt and equity instruments with reset provisions (“Derivatives”) and further stated that we believed an evaluation of our results should focus on our income or loss from operations. That 2009 Form 8-K was filed in order to inform investors that the Company’s net income of $3,072,838 was not related to the Company’s operating performance, although it was required by generally accepted accounting principles (“GAAP”). This Form 8-K is being filed for a similar reason, except that as a result of the large increase in the market value of the Company’s common stock, the Company reported a large non-cash loss. Again this loss was not related to the Company’s operating performance, although it was required by GAAP.

These Derivatives are recorded at fair value each reporting period. A major component of this valuation is the market value of the Company’s common stock.  As the market value of the Company’s common stock increases, the Company must record a non-cash liability resulting in other expense.  As the market value of the Company’s common stock declines, the Company must record a non-cash gain resulting in other income for that period.  This periodic change in the value of the derivative liability is recorded in other income (if our stock price decreases) or other expense (if our stock price increases).

The Company is in the process of modifying outstanding warrants.  As of the date of this report, approximately one-third of warrants with reset provisions have been modified and we expect the majority of the remaining holders to either exercise or modify their warrants. Further, the Company has reduced the remaining amount of convertible notes with reset provisions to $375,000.  Since all of these Derivatives have reset provisions for sales below $0.15 per share and it is extremely unlikely that any financing will occur below that level, the elimination of the reset provisions will eliminate this GAAP requirement with its potential for confusing investors.  Therefore, we anticipate that our future net income or loss will more clearly demonstrate the operating performance of the Company. However, there will be an impact in the second quarter if our common stock price is more or less than $1.50 on June 30, 2010, even if all reset provisions are eliminated. The Company has not issued any instruments containing reset provisions since October 2009 and has no intention of issuing any such instruments in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ Adrian Goldfarb
Adrian Goldfarb Chief Financial Officer

Date:  May 17, 2010